As filed with the Securities and Exchange Commission on November 16, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         VISHAY INTERTECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                        38-1686453
           --------                                        ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                               63 Lincoln Highway
                        Malvern, Pennsylvania 19355-2120
                    (Address of Principal Executive Offices)
                                 ---------------

                AMENDED AND RESTATED GENERAL SEMICONDUCTOR, INC.
                          1993 LONG-TERM INCENTIVE PLAN
                                       AND
                           GENERAL SEMICONDUCTOR, INC.
               AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN

                            (Full Title of the Plan)
                                 ---------------

                                   Avi D. Eden
                        c/o Vishay Intertechnology, Inc.
                               63 Lincoln Highway
                        Malvern, Pennsylvania 19355-2120
                     (Name and Address of Agent for Service)

                                 (610) 644-1300
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:

                            Scott S. Rosenblum, Esq.
                             Abbe L. Dienstag, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
 Title of Securities          Amount          Proposed Maximimum Offering      Maximum Aggregate     Proposed Amount of
  to be Registered      to be Registered           Price Per Share              Offering Price       Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock (par value     4,240,660 (1)           Not Applicable             $76,162,254 (2)          $19,041 (3)
$0.10 per share)
-------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Registrant's common stock issuable upon exercise of the stock options issued pursuant to the plans of General Semiconductor, Inc. named above. Following the merger of General Semiconductor with a subsidiary of Registrant on November 2, 2001, these stock options became exercisable for shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is based upon the product of (i) 4,240,660, the maximum number of shares of Registrant's common stock issuable upon exercise of the General Semiconductor options, and (ii) $17.96, the average of the high and low prices of Registrant's common stock on the New York Stock Exchange on November 12, 2001, which is within five (5) business days prior to the date of this Registration Statement.

(3) 0.025% of the Proposed Maximum Aggregate Offering Price. A fee in the amount of $23,890 was previously paid by Registrant in respect of the shares being registered hereby and is being carried over from the Registrant's registration statement on Form S-4 (File Number 333-69004). This represents the fee for 4,240,660 shares of Registrant's common stock issuable in the merger if the stock options under the General Semiconductor plans had been exercised prior to the merger. Accordingly, no fee is being paid with this filing.

                          VISHAY INTERTECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8


                                EXPLANATORY NOTE

      On November 2, 2001, a wholly owned subsidiary of Vishay Intertechnology, Inc. merged into General Semiconductor, Inc. and General Semiconductor became a wholly owned subsidiary of Vishay. As a result of the merger, each outstanding share of General Semiconductor common stock was converted into 0.563 of a share of Vishay common stock. As a result of the merger, outstanding options to acquire General Semiconductor common stock became exercisable for shares of Vishay common stock.

      Vishay is filing this Registration Statement on Form S-8 relating to shares of Vishay common stock to be issued upon the exercise of options granted under the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan and the General Semiconductor, Inc. Amended and Restated 1998 Long-Term Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001;

      (c) The Registrant's Current Reports on Form 8-K filed on June 18, 2001, October 26, 2001 and November 13, 2001; and

      (d) The description of the Registrant's common stock as set forth in the Registrant's Registration Statement on Form 8-A, filed on December 27, 1983.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

      Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          -------------------------------------

      Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

      Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Vishay's certificate of incorporation provides that every person who is or was a director, officer, employee or agent of the corporation shall be indemnified by the corporation against all judgments, payments in settlement, fines, penalties, and other reasonable costs and expenses resulting from any action, proceeding, investigation or claim which is brought or threatened by or in the right of Vishay or by anyone else by reason of such person being or having been a director, officer, employee or agent of Vishay or any act or omission of such person in such capacity. Such indemnification shall be available either if such person is wholly successful in defending such action or if, in the judgment of a court or the Board of Directors or in the opinion of independent legal counsel, such person acted in good faith in what he reasonably believed to be in the best interests of the corporation and was not adjudged liable to the corporation, and, in any criminal action, had no reasonable cause to believe that his action was unlawful. In the case of a derivative action, such indemnification shall not be made other than in respect of a court approved settlement or if, in the opinion of independent counsel, the person satisfied the standard of conduct specified in the prior sentence, the action was without substantial merit, the settlement was in the best interest of Vishay and the payment is permissible under applicable law. Directors may authorize the advancement of reasonable costs and expenses in connection with any such action to the extent permitted under Delaware law. Vishay's certificate of incorporation further provides that no director shall have any personal liability to Vishay or to its stockholders for any monetary damages for breach of fiduciary duty, to the extent permitted under the Delaware General Corporation Law.

      Vishay maintains $55 million of insurance to reimburse the directors and officers of Vishay and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Vishay or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Vishay pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

      Not applicable.

Item 8.   Exhibits.
          --------

      Exhibit Number                        Description
      --------------                        -----------

      3.1 Composite Amended and Restated Certificate of Incorporation of Registrant dated August 3, 1995. Incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

      Exhibit Number                        Description
      --------------                        -----------

      3.2 Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation of Registrant.
                                     Incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended June 30, 1997.

      3.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, dated November 2, 2001. Incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K dated November 13, 2001.

      3.4                            Amended and Restated Bylaws of
                                     Registrant. Incorporated by reference to
                                     Exhibit 3.2 to Registration Statement on
                                     Form S-2 (File Number 33-13833) of
                                     Registrant.

      3.5 Amendment No. 1 to Amended and Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K (File Number 1-7416) for the fiscal year ended December 31, 1993.

      5                              Opinion of Kramer Levin Naftalis &
                                     Frankel LLP.

      23.1                           Consent of Independent Auditors.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

      24.1                          Power of Attorney  (contained in Signature
                                    Page hereto).


Item 9.    Undertakings.
           ------------

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania on this 16th day of November, 2001.



                                      VISHAY INTERTECHNOLOGY, INC.


                                      By: /s/ Felix Zandman
                                         ------------------------------------
                                      Name:   Felix Zandman
                                      Title:  Director, Chairman of the
                                              Board and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Felix Zandman and Avi D. Eden his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 16, 2001 in the capacities indicated.

       Signature                       Title(s)
       ---------                       --------

   /S/ FELIX ZANDMAN           Director, Chairman of the Board, and Chief
----------------------------   Executive Officer (Principal Executive Officer)
       FELIX ZANDMAN

   /S/ AVI D. EDEN             Director, Vice Chairman of the Board, Executive
----------------------------   Vice President and General Counsel
       AVI D. EDEN

   /S/ ELI HURVITZ             Director
----------------------------
       ELI HURVITZ

   /S/ GERALD PAUL             Director, President and Chief Operating Officer
----------------------------
       GERALD PAUL

   /S/ RICHARD N. GRUBB        Director, Executive Vice President, Treasurer and
----------------------------   Chief Financial Officer (Principal Financial
       RICHARD N. GRUBB        and Accounting Officer)


   /S/ ROBERT A. FREECE        Director, Senior Vice President
----------------------------
       ROBERT A. FREECE

   /S/ DR. EDWARD B. SHILS     Director
----------------------------
       DR. EDWARD B. SHILS

   /S/ ZIV SHOSHANI            Director
----------------------------
       ZIV SHOSHANI

   /S/ MARK I. SOLOMON         Director
----------------------------
       MARK I. SOLOMON

   /S/ JEAN-CLAUDE TINE        Director
----------------------------
     JEAN-CLAUDE TINE

   /S/ MARC ZANDMAN            Director
----------------------------
       MARC ZANDMAN

   /S/ RUTA ZANDMAN            Director
----------------------------
       RUTA ZANDMAN

                                  EXHIBIT INDEX


      Exhibit Number                        Description
      --------------                        -----------

      3.1 Composite Amended and Restated Certificate of Incorporation of Registrant dated August 3, 1995. Incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

      3.2 Certificate of Amendment of Composite Amended and Restated Certificate of Incorporation of Registrant.
                                     Incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended June 30, 1997.

      3.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, dated November 2, 2001. Incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K dated November 13, 2001.

      3.4                            Amended and Restated Bylaws of
                                     Registrant. Incorporated by reference to
                                     Exhibit 3.2 to Registration Statement on
                                     Form S-2 (File Number 33-13833) of
                                     Registrant.

      3.5 Amendment No. 1 to Amended and Restated Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K (File Number 1-7416) for the fiscal year ended December 31, 1993.

      5                              Opinion of Kramer Levin Naftalis &
                                     Frankel LLP.

      23.1                           Consent of Independent Auditors.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5 above).

      24.1                           Power of Attorney (contained in
                                     Signature Page hereto).